EXHIBIT TO FORM 12B-25


HEIN + ASSOCIATES LLP
Certified Public Accountants and Consultants
with offices in Denver, Houston and Los Angeles
Telephone (214) 458-2296  Fax (214) 788-4943
12770 Coit Road, Suite 1150
Dallas, Texas  75251





March 27, 1996




Hudson's Grill of America, Inc.
16970 Dallas Parkway, #402
Dallas, Texas  75248


Gentlemen,

In connection with your filing of Form 12b-25 with the Securities and Exchange Commission, this letter will confirm that we will be unable to complete the audit of the Company's Financial Statements in time to permit timely filing of the Form 10-KSB.

Very truly yours,

signed

HEIN + ASSOCIATES LLP